UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2009

HERBST GAMING, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-71044	88-0446145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3440 West Russell Road, Las Vegas, NV  89118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 889-7695

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  Other Events.

As previously disclosed, Herbst Gaming, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Nevada, Northern Division (the “Bankruptcy Court”).

On June 19, 2009, the Debtors filed with the Bankruptcy Court an amended disclosure statement (the “Disclosure Statement”) related to the joint plan of reorganization filed with the Bankruptcy Court on June 15, 2009 (the “Plan”).  A copy of this Disclosure Statement as filed with the Bankruptcy Court is attached hereto as Exhibit 99.1.  The Disclosure Statement contains certain projections of financial performance.  The Debtors do not, as a matter of course, publish their business plans, budgets or strategies, or make external projections or forecasts of their anticipated financial position or results of operations.  The Company has filed the Disclosure Statement as an exhibit hereto because such Disclosure Statement has been filed with the Bankruptcy Court in connection with the Chapter 11 Cases.  The Company refers to the limitations and qualifications included in the Disclosure Statement.  In addition, the Company notes that all information contained in the Disclosure Statement is subject to change, whether as a result of amendments to the Plan, as a result of the actions of third parties or otherwise.

As previously disclosed in the Company’s Current Reports on Form 8-K, dated May 28, 2009 and June 8, 2009, the Lockup Agreement between the Debtors and certain of the lenders holding claims under the Company’s Second Amended and Restated Credit Agreement dated January 3, 2007, as amended, provided for automatic termination if the Company failed to file a plan of reorganization and disclosure statement acceptable to the requisite consenting lenders on or before June 15, 2009, unless the requisite consenting lenders waived such requirement within five business days.  The Company was advised on June 22, 2009 that the requisite consenting lenders  have agreed to extend the period to waive such approval until June 29, 2009.

Bankruptcy law provides that the bankruptcy court must approve the disclosure statement relating to a plan of reorganization before allowing solicitation of acceptances of a plan of reorganization.  Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan.

Forward-looking information

The documents referred to herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of the Company and its management.  Any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to: (i) the Company’s ability to continue as a going concern; (ii) the Company’s ability to obtain court approval with respect to motions in the Chapter 11 Cases; (iii) the ability of the Company to confirm and consummate one or more plans of reorganization with respect to the Chapter 11 Cases; (iv) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; (v) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (vi) the Company’s ability to maintain contracts that are critical to its operations; (vii) the potential adverse impact of the Chapter 11 Cases on the Company’s liquidity or results of operations; (viii) the ability of the Company to attract, motivate and/or retain key executives and employees; (ix) the ability of the Company to attract and retain customers and (x) other risks and factors regarding the Company and the gaming industry identified from time-to-time in the Company’s reports filed with the SEC.  All information set forth herein and the documents referred to herein is as of the respective dates of the documents in which such information is contained, and the Company undertakes no duty to update this information.

ITEM 9.01  Financial Statements and Exhibits.

(d) Exhibits

99.1  Amended Disclosure Statement filed June 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBST GAMING, INC.

Date: June 25, 2009	By:	/s/ Mary E. Higgins
Mary E. Higgins
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Amended Disclosure Statement filed June 19, 2009.